SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2000

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 36-5000, 200 Public Square, Cleveland, Ohio	44114-2304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 216-589-4000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

On September 7, 2000, PolyOne Corporation (NYSE: POL) announced the closing of the sale of its Richmond Aircraft Products unit to UMECO plc, Europe’s leading provider of value-added distribution services to the aerospace and defense industries.

The transaction includes substantially all the assets of Richmond Aircraft, which has one facility in the Los Angeles area. The unit distributes films, bagging materials and structural foam materials that are used principally in the manufacture of parts for the aerospace industry.

Item 7(c).  Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibit 99.1 Press Release issued by PolyOne Corporation announcing the completion of the sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By	/s/ Gregory L. Rutman

Chief Legal Officer and Secretary

Dated September 11, 2000